Exhibit 99.1

MERCURY ECOMMERCE ACQUISITION CORP.
BALANCE SHEET
JULY 30, 2021

	July 30, 2021	Pro Forma Adjustments		As Adjusted
	(As Restated)	(Unaudited)		(Unaudited)
ASSETS
Current assets:
Cash	$2,450,057	$(162,450)	(b)	$2,287,607
Subscription receivable	—	162,450	(d)	162,450
Total current assets	2,450,057	(162,450)		2,450,057

Cash held in trust account	176,750,000	5,415,000	(a)	182,219,150
		162,450	(b)
		(108,300)	(c)
TOTAL ASSETS	$179,200,057	$5,306,700		$184,669,207

LIABILITIES, REDEEMABLE CLASS A COMMON STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$8,209	$—		$8,209
Accrued offering costs	633,942	—		633,942
Franchise tax payable	82,514	—		82,514
Due to Sponsor	20,000	—		20,000
Total current liabilities	744,665	—		744,665

Deferred underwriting fee payable	6,125,000	189,525	(c)	6,314,525
Warrant liabilities	15,770,000	257,213	(a)	16,181,541
		154,328	(d)
Total Liabilities	22,639,665	446,738		23,240,731

Commitments and Contingencies
Class A common stock subject to possible redemption, 18,041,500 shares at redemption value of $10.10 per share	176,750,000	5,157,787	(a)	182,219,150
		(283,984)	(c)
		595,347	(f)
Stockholders’ Deficit
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—		—
Class A common stock, $0.0001 par value; 150,000,000 shares authorized; no shares issued and outstanding (excluding 18,041,500 shares subject to possible redemption)	—	—		—
Class B common stock, $0.0001 par value; 20,000,000 shares authorized; 5,031,250 shares issued and outstanding(1)	503	(52)	(e)	451
Additional paid-in capital	—	8,122	(d)	—
		52	(e)
		(8,174)	(f)
Accumulated deficit	(20,190,111)	(13,841)	(c)	(20,791,125)
		(587,173)	(f)
Total Stockholders’ Deficit	(20,189,608)	(601,066)		(20,790,674)
TOTAL LIABILITIES, REDEEMABLE CLASS A COMMON STOCK AND STOCKHOLDERS’ DEFICIT	$179,200,057	$5,003,459		$184,669,207

(1) Includes up to 656,250 shares of Class B common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriter. The underwriters partially exercised their over-allotment option on August 20, 2021; at which time 520,875 shares of Class B common stock were forfeited and cancelled.

The accompanying notes are an integral part of the financial statement.

MERCURY ECOMMERCE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENT

NOTE 1. CLOSING OF OVER-ALLOTMENT OPTION

The accompanying unaudited Pro Forma Financial Statement presents the balance sheet of Mercury Ecommerce Acquisition Corp. (the “Company”) as of July 30, 2021, adjusted for the partial exercise of the underwriters’ over-allotment option and related transactions which closed on August 20, 2021 as described below.

On July 30, 2021, the Company consummated its initial public offering (the “Initial Public Offering”) of 17,500,000 units (the “Units”). Each Unit consists of one share of Class A common stock and one-half of one redeemable warrant (“Public Warrant”), with each whole warrant entitling the holder thereof to purchase one share of Class A common stock at an exercise price of $11.50 per share. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $175,000,000. Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 7,850,000 warrants (the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant in a private placement to Mercury Sponsor Group I LLC (the “Sponsor”), generating gross proceeds of $7,850,000.

The Company had granted the underwriters in the Initial Public Offering (the “Underwriters”) a 45-day option to purchase up to 2,625,000 additional Units to cover over-allotments, if any. On August 20, 2021, the Underwriters partially exercised the over-allotment option and purchased an additional 541,500 Units (the “Over-Allotment Units”), generating gross proceeds of $5,415,000, and incurred $108,300 in cash underwriting fees and $189,525 that will be payable to the underwriters for deferred underwriting commissions.

Simultaneously with the closing of the exercise of the over-allotment option, the Company had transferred a total of $162,450 in risk capital to the Trust Account consisting of $108,300 to reimburse the Trust account for the cash underwriting fee and $54,150 to maintain the Trust Account balance at $10.10 per Unit.

Upon closing of the Initial Public Offering, the sale of the Private Placement Warrants, and the sale of the Over-Allotment Units, a total of $182,219,150 ($10.10 per Unit) was placed in a U.S.-based trust account, with Continental Stock Transfer & Trust Company acting as trustee.

In addition, the Sponsor agreed to forfeit up to 656,250 shares of Class B common stock, par value $0.0001 (the “Founder Shares”) to the extent that the over-allotment option is not exercised in full by the underwriters. The underwriters partially exercised their over-allotment option on August 20, 2021 and forfeited the remainder of the option; thus, 520,875 Founder Shares were forfeited by the Sponsor.

MERCURY ECOMMERCE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENT

Pro forma adjustments to reflect the partial exercise of the Underwriters’ over-allotment option described above are as follows:

	Pro forma entries
a.	Cash held in Trust Account	$5,415,000
	Class A common stock subject to redemption		$5,157,787
	Warrant liabilities		$257,213
	To record sale of 541,500 Over-allotment Units at $10.00 per Unit

b.	Cash held in Trust Account	$162,450
	Operating bank account		$162,450
	To record the transfer from the risk capital to the Trust Account upon the exercise of the Over-allotment

c.	Common stock subject to redemption	$283,984
	Accumulated deficit	$13,841
	Cash held in Trust Account		$108,300
	Deferred underwriting fee payable		$189,525
	To record payment of cash underwriting fee and accrual of deferred underwriting fee

d.	Subscription receivable	$162,450
	Warrant liabilities		$154,328
	Additional paid in capital		$8,122
	To record sale of 162,450 Over-Allotment Private Warrants at $1.00 per Unit

e.	Class B Common Stock	$52
	Additional paid in capital		$52
	To record the forfeiture of 520,875 shares of Class B common stock

f.	Additional paid in capital	$8,174
	Accumulated deficit	$587,173
	Class A common stock subject to redemption		$595,347
	To record accretion of Class A common stock to redemption value